UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2018

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd.

Petaluma, CA 94954

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2018, we entered into a placement agency agreement with Dawson James Securities, Inc. with respect to the issuance and sale of an aggregate of up to 7,300,000 units, each unit consisting of one share of common stock, par value $0.0001 per share or, in lieu of common stock, if purchasing common stock would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the outstanding common stock, shares of series C convertible preferred stock convertible into shares of common stock, together with one half of one warrant to purchase one share of common stock at an exercise price equal to $1.00 per whole share, in a public offering. The public offering price for each unit was $1.00.

The shares of common stock or preferred stock, the warrants and the shares issuable upon exercise of the warrants and/or the preferred stock are being offered and sold to the public pursuant to the Company’s registration statement on Form S-1 and an accompanying prospectus (File No. 333-227806), which was declared effective by the Securities and Exchange Commission on November 16, 2018, and a prospectus filed with the Securities and Exchange Commission on November 20, 2018.

The warrants offered in the public offering are Series C warrants and will terminate on the fifth anniversary of the date of issuance. Each full warrant will entitle the holder to purchase one share of common stock at an initial exercise price of $1.00 per share.

The closing of the offering occurred on November 21, 2018 and at such closing we sold 4,564,400 shares of common stock, 9.65 shares of Series C preferred stock (convertible into 965,000 shares of common stock) and 2,764,700 warrants for gross proceeds of $5.5 million. The net proceeds to us from the sale of the shares of common stock, or preferred stock, and the warrants are expected to be approximately $4.6 million, after deducting placement agent commissions and other estimated offering expenses payable by us.

Pursuant to the placement agency agreement, we agreed to pay Dawson James Securities, Inc. a cash fee equal to 8% of the aggregate gross proceeds raised in this offering. We also agreed to pay fees and expenses of the placement agent, not to exceed $167,500, and to issue to Dawson James Securities, Inc., on the closing date, a unit purchase option for the purchase of up to 276,470 units, equal to 5% of the aggregate number of units sold in the public offering, with an exercise price of $1.25, or 125% of the price per unit. The Benchmark Company, LLC provided us with financial advisory services

The placement agency agreement provides that we will agree, subject to certain exceptions, for a period of six months from the date of this offering, that we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, except for the exercise of outstanding options and warrants, securities issued for compensation, shares we are contractually obligated to issue; or (b) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock. Notwithstanding the foregoing, we may continue to grant shares of common stock, options and other equity for compensation purposes consistent with past practices and we may file a registration statement on Form S-8.

Our officers and directors have also agreed, subject to limited exceptions, for a period of 6 months after the date of the placement agency agreement, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, directly or indirectly any shares of capital stock or any securities convertible into or exchangeable for our capital stock without the prior written consent of the placement agent. The placement agent may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

The placement agency agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and Dawson James Securities, Inc., including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the placement agency agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the placement agency agreement.

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In furtherance of the offering, on November 21, 2018, we entered into a warrant agency agreement with Computershare, Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A. pursuant to which Computershare agreed to act as our warrant agent with respect to the series C warrants.

Item 3.03	Material Modification to Rights of Security Holders.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The preferred stock offered in the public offering is Series C preferred stock, and we offered up to an aggregate of 73 shares of preferred stock. Each share of preferred stock entitles the holder to purchase 100,000 shares of common stock. In connection with the creation of the Series C preferred stock, our board of directors adopted a Certificate of Designation of Series C Preferred Stock. The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on November 19, 2018.

The foregoing descriptions of the placement agency agreement, the warrant agency agreement, warrant, form of Series C preferred stock certificate, form of unit purchase option and the certificate of designation are qualified in their entirety by reference to the full text of the placement agency agreement and the warrant agency agreement which are attached to this report on Form 8-K as Exhibits 3.1, 3.2, 4.1, 4.2, 10.1 and 10.2, and are incorporated herein by reference in their entirety.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, our planned spin-off, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Series C Preferred Stock as filed November 19, 2018.
3.2	Form of Certificate of Series C Preferred Stock.
4.1	Form of Series C Warrant.
4.2	Form of Unit Purchase Option.
10.1	Placement Agency Agreement entered into by and between Sonoma Pharmaceuticals, Inc. and Dawson James Securities, Inc., as representative, dated November 16, 2018.
10.2	Warrant Agency Agreement by and among Sonoma Pharmaceuticals, Inc. and Computershare, Inc. and Computershare Trust Company, N.A., dated November 21, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: November 21, 2018	By:	/s/ Robert Miller
	Name: Title:	Robert Miller Chief Financial Officer

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